EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Antler Science Two LTD of our report dated May 20, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Alkermes, Inc. Annual Report on Form 10-K for the year ended March 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
June 22, 2011